Exhibit 10.3

Execution Version

GUARANTEE AGREEMENT

DATED AS OF

MAY 3, 2024

MADE BY

SUNOCO LP,

IN FAVOR OF

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT

-i-

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT, dated as of May 3, 2024 is made by SUNOCO LP, a Delaware limited partnership, (the “Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Second Amended and Restated 5-Year Revolving Credit Agreement, dated as of January 28, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NuStar Logistics, L.P., a Delaware limited partnership (the “Borrower”), NuStar Energy L.P., a Delaware limited partnership (the “MLP”), the Lenders, the Administrative Agent, the issuing banks and the other agents party thereto is effective as of the Waiver Effective Date (as defined in the Waiver Letter referred to below).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make loans and other extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the MLP, the Borrower and each of their respective Subsidiaries is a member of an affiliated group of companies that includes the Guarantor;

WHEREAS, the Guarantor has determined that it will derive substantial direct and indirect benefit as a result of the Credit Agreement and the extensions of credit made (and to be made) by the Lenders thereunder; and

WHEREAS, it is a condition precedent to the effectiveness of that certain Waiver Letter and Second Amendment dated as of May 3, 2024 among the Borrower, the MLP, the Administrative Agent and the Lenders party thereto (together with the Transaction Description referred to therein, the “Waiver Letter”) that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Guaranteed Creditors;

NOW, THEREFORE, in consideration of the premises, and to induce the Administrative Agent and the Lenders to enter into the Waiver Letter and to induce the Lenders to continue their respective extensions of credit to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as follows:

ARTICLE I

Definitions

Section 1.01 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement” means this Guarantee Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Obligations” means the collective reference to all amounts owing by the MLP, the Borrower and each other Loan Party pursuant to the Credit Agreement and the other Loan Documents, including, without limitation, the unpaid principal of and interest on the Loans and LC Disbursements and all other obligations and liabilities of the MLP, the Borrower and each other Loan Party (including, without limitation, (1) the Borrower Obligations, (2) the MLP Obligations, and (3) interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Disbursements and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the MLP, the Borrower or any of their respective Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement and the other Loan Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the MLP, the Borrower or any other Loan Party pursuant to the terms of any of the foregoing agreements).

“Release Date” means the date upon which (i) all Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans, and all fees, costs, expenses and other amounts due and payable under the Credit Agreement and the other Loan Documents) shall have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), (ii) no Letter of Credit is outstanding (other than Letters of Credit that have been cash collateralized or otherwise secured to the reasonable satisfaction of the applicable Issuing Bank) and (iii) all of the Commitments have been terminated.

Section 1.02 Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

Guarantee

Section 2.01 Guarantee.

(a) The Guarantor hereby unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the MLP, the Borrower and each other Loan Party when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this ARTICLE II or affecting the rights and remedies of the Administrative Agent or any other Guaranteed Creditor hereunder.

(d) The guarantee contained in this ARTICLE II shall remain in full force and effect until the Release Date, notwithstanding that from time to time during the term of the Credit Agreement and the other Loan Documents the Guarantor, the MLP, the Borrower, any other Loan Party or any of their respective Subsidiaries may be free from any Obligations.

(e) No payment made by the MLP, the Borrower, any other Loan Party, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Guaranteed Creditor from the MLP, the Borrower, any other Loan Party, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Release Date.

Section 2.02 No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any other Guaranteed Creditor, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Creditor against the MLP, the Borrower or any other Loan Party or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Creditor for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the MLP, the Borrower or any other Loan Party in respect of payments made by the Guarantor hereunder, until the Release Date. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the Release Date, such amount shall be held by the Guarantor in trust for the Administrative Agent and the other Guaranteed Creditors, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as directed by the Administrative Agent in its sole discretion.

Section 2.03 Guarantee Amendments, etc. with respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Guaranteed Creditor may be rescinded by the Administrative Agent or such other Guaranteed Creditor and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Guaranteed Creditor, and the Credit Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Guaranteed Creditor for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this ARTICLE II or any property subject thereto.

Section 2.04 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Creditor upon the guarantee contained in this ARTICLE II or acceptance of the guarantee contained in this ARTICLE II; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE II; and all dealings between the MLP, the Borrower and each of the other Loan Parties and the Guarantor, on the one hand, and the Administrative Agent and the other Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE II. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the MLP, the Borrower or any other Loan Party or any other Person with respect to the Obligations. The Guarantor understands and agrees that the guarantee contained in this ARTICLE II shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Guaranteed Creditor; (b) any defense, set-off or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by the MLP, the Borrower, any other Loan Party or any other Person against the Administrative Agent or any other Guaranteed Creditor; (c) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Obligation, security, Person or otherwise, (d) any modification or amendment of or supplement to the Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder, (e) any release, non-perfection or invalidity of any direct or indirect security for any Obligation, (f) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of the MLP, the Borrower, any other Loan Party or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Person or its assets, (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Administrative Agent or the Lenders to payment of the Obligations, (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the Obligations, (i) any defense arising by reason of any failure of the Administrative Agent or any other Person to make any presentment, demand for performance, notice of non-performance, protest, notice of intent to accelerate, notice of acceleration and any other notice, including notice of all of the following: acceptance of this Agreement, partial payment or non-payment of all or any part of the Obligations and the existence, creation, or incurring of new or additional Obligations, (j) any defense arising by reason of any failure of the Administrative Agent to proceed against the MLP, the Borrower, any other Loan Party or any other Person, to proceed against, apply or exhaust any security held from the Borrower or any other Person for the Obligations, to proceed against, apply or exhaust any security held from any Guarantor or any other Person for this Agreement or to pursue any other remedy in the power of the Administrative Agent or the Lenders whatsoever, (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor’s obligation in proportion to the principal obligation, (l) any defense arising by reason of any incapacity, lack of authority, or other defense of the Borrower or any other Person, or by reason of any limitation, postponement, prohibition on the Administrative Agent’s or the Lenders’ right to payment of the Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of the MLP, the Borrower, any other Loan Party or any other Person with respect to all or any part of the Obligations, or by reason of any act or omission of the Administrative Agent or the Lenders which directly or indirectly results in the discharge or release of the MLP, the Borrower, any other Loan Party or any other Person of all or any part of the Obligations or any security or guarantee therefore, whether by contract, operation of law or otherwise, (m) any defense arising by failure by the Administrative Agent or the Lenders to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of the MLP, the Borrower or any other Person, or by reason of any interest of the Borrower in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the MLP, the Borrower, any other Loan Party or any other Person of any right to recourse or collateral, (n) any defense arising by reason of the failure of the Administrative Agent or any other Person to marshal any assets, (o) any defense based upon any failure of the Administrative Agent or any Lender to give to the MLP, the Borrower or any Loan Party notice of any sale or other disposition of any property securing any or all of the Obligations, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Administrative Agent or any Lender to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure of the Administrative Agent or any Lender to dispose of any such property in a commercially reasonable manner, (p) any dealing whatsoever with the MLP, the Borrower, any other Loan Party or any other Person or any security, whether negligently or not, or any failure to do so, (q) any defense based upon or arising out any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the MLP, the Borrower, any other Loan Party or any other Person, including any discharge of, or bar against collecting, any of the Obligations, in or as a result of any such proceeding, or (r) any other circumstance whatsoever (with or without notice to or knowledge of the MLP, the Borrower, any other Loan Party or any of their respective Subsidiaries or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guarantor, the MLP, the Borrower, any other Loan Party or any other guarantor or credit support provider for the Obligations, or of the Guarantor under the guarantee contained in this ARTICLE II, in bankruptcy or in any other instance (other than a defense of payment), including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; provided that, this Agreement, and the obligations of the Guarantor hereunder shall terminate as provided in Section 5.14. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any other Guaranteed Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the MLP, the Borrower, any other Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the MLP, the Borrower, any other Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the MLP, the Borrower, any other Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Guaranteed Creditor against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.05 Payments. The Guarantor shall make all payments hereunder to the Administrative Agent, for the benefit of the Guaranteed Creditors, in immediately available funds, without set-off or counterclaim in Dollars at the Administrative Agent’s office for funding as designated in writing to the Borrower in accordance with Section 2.16 of the Credit Agreement.

ARTICLE III

The Administrative Agent

Section 3.01 Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IV

Subordination of Guarantor Claims

Section 4.01 Subordination of Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations owing to the Guarantor by the MLP, the Borrower or any other Loan Party, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, the Guarantor shall not receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 4.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the MLP, the Borrower or any of their respective Subsidiaries, the Administrative Agent on behalf of the Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Should any Guaranteed Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to the Guarantor, and which, as between the Guarantor and the MLP, the Borrower or any other Loan Party, as the case may be, shall constitute a credit upon the Guarantor Claims, then upon the Release Date, the intended recipient shall become subrogated to the rights of the Guaranteed Creditors to the extent that such payments to the Guaranteed Creditors on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Guaranteed Creditors had not received dividends or payments upon the Guarantor Claims.

Section 4.03 Payments Held in Trust. In the event that, notwithstanding Section 4.01 and Section 4.02, the Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so received and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Creditors; and the Guarantor covenants promptly to pay the same to the Administrative Agent.

Section 4.04 Liens Subordinate. The Guarantor agrees that, until the Release Date, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of the Guarantor, the Administrative Agent or any other Guaranteed Creditor presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, the Guarantor shall not, until the Release Date, (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

ARTICLE V

Miscellaneous

Section 5.01 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Required Lenders or by the Guarantor and the Administrative Agent with the consent of the Required Lenders.

Section 5.02 Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be effected in the manner provided for in Section 10.01 of the Credit Agreement mutatis mutandis; provided that any such notice, request or demand to or upon the Administrative Agent or the Guarantor shall be addressed to the Administrative Agent or the Guarantor at its notice address set forth below:

(a)	If to the Administrative Agent:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Telephone No.: (704) 590-2706

Facsimile No.: (844) 879-5899

Email: Agencyservices.requests@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association

1000 Louisiana Street, 12th Floor

Houston, Texas 77002

Attention of: Borden Tennant, Executive Director

Telephone No.:   (713) 319-1853

Facsimile No.:    (713) 319-1053

E-mail: Borden.Tennant@wellsfargo.com

(b)	If to the Guarantor:

Sunoco LP

8111 Westchester Dr., Suite 400

Dallas, TX 75225

Attention: Scott Grischow

Email: scott.grischow@sunoco.com

Section 5.03 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Guaranteed Creditor shall by any act (except by a written instrument pursuant to Section 5.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.

No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Guaranteed Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Guaranteed Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Guaranteed Creditor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 5.04 Enforcement Expenses. The Guarantor agrees to pay or reimburse the Administrative Agent and each other Guaranteed Creditor for all advances, charges, costs and expenses (including, without limitation, all attorneys’ fees, legal expenses and court costs) incurred by the Administrative Agent or any other Guaranteed Creditor in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or in connection with (i) the preservation of the rights of the Administrative Agent or any other Guaranteed Creditor under this Agreement or (ii) collecting against the Guarantor under the guarantee contained in ARTICLE II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Guaranteed Creditor and of counsel to the Administrative Agent, in each case to the extent that the Borrower would be required to do so pursuant to Section 10.03 of the Credit Agreement. The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Borrower would be required to do so pursuant to Section 10.03 of the Credit Agreement. The agreements in this Section 5.04 shall survive the termination of this Agreement and the other Loan Documents and the repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Section 5.05 Successors and Assigns. This Agreement shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the other Guaranteed Creditors and their respective successors and permitted assigns; provided the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of (a) the Required Lenders or (b) the Administrative Agent with the prior written consent of the Required Lenders.

Section 5.06 Set-Off. In addition to any rights and remedies of the Guaranteed Creditors provided by law or otherwise (including other rights of setoff), if an Event of Default has occurred and is continuing, each Guaranteed Creditor shall have the right, without notice to the Guarantor, any such notice being expressly waived by the Guarantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Guarantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness, claims, or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Creditors, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Guarantor. Each Guaranteed Creditor agrees promptly to notify the Guarantor and the Administrative Agent after any such application made by such Guaranteed Creditor; provided that the failure to give such notice shall not affect the validity of such application.

Section 5.07 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.08 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.09 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 5.10 INTEGRATION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE AGREEMENT OF THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTEED CREDITORS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTEED CREDITORS RELATIVE TO SUBJECT MATTER HEREOF AND THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 5.11 GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 5.12 JURISDICTION.

(a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Guarantor in the courts of any jurisdiction.

(b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) The Guarantor irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.12 any special, exemplary, punitive or consequential damages.

Section 5.13 Acknowledgements. The Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Guaranteed Creditor has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and the other Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Guarantor and the Guaranteed Creditors.

(d) it has a duty to read this Agreement and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents; and has received the advice of its attorney in entering into this Agreement and the Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and the other Loan Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. THE GUARANTOR AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS”; and

(e) each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Guarantor otherwise may have against the MLP, the Borrower, any Loan Party, the Guaranteed Creditors or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 5.14 Termination. Upon the Release Date, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of the Guarantor following any such termination, the Administrative Agent shall execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

Section 5.15 Acceptance. The Guarantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

Section 5.16 Reinstatement. The obligations of the Guarantor under this Agreement (including, without limitation, with respect to the guarantee contained in ARTICLE II) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the MLP, the Borrower, the Guarantor or any other Loan Party or Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the MLP, the Borrower, any other Loan Party, the Guarantor or any other Person or any substantial part of its property, or otherwise, all as though such payments had not been made. The provisions of this Section 5.16 shall survive the termination of this Agreement and the other Loan Documents and the repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Section 5.17 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE GUARANTOR (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY GUARANTEED CREDITOR OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH GUARANTEED CREDITOR OR OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE GUARANTED CREDITORS HAVE BEEN INDUCED TO ENTER INTO THE WAIVER LETTER AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GUARANTOR:	SUNOCO LP

	By:	SUNOCO GP LLC, its general partner

	By:	/s/ Scott Grischow
	Name:	Scott Grischow
	Title:	Senior Vice President, Finance and Treasurer

Signature Page – Guaranty Agreement

Acknowledged and Agreed to as of the date hereof by:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

	By:	/s/ Borden Tennant
	Name:	Borden Tennant
	Title:	Executive Director

Signature Page – Guaranty Agreement